                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              ROSE'S HOLDINGS, INC.

            ROSE'S  HOLDINGS,  INC.,  originally  incorporated on the 5th day of
August,  1997  (the  "Corporation"),  and  existing  under  and by virtue of the
General  Corporation  Law of the  State of  Delaware,  in  order  to  amend  its
Certificate of Incorporation, does hereby certify as follows:

            FIRST: The name of the Corporation is: Rose's Holdings, Inc.

            SECOND:   The  Board  of  Directors  of  the  Company  duly  adopted resolutions  proposing  and  declaring  it  advisable  that the  Certificate  of
Incorporation  of the  Company be amended to change the  corporate  title of the
Corporation,  and that Article  FIRST of the  Certificate  of  Incorporation  be
amended to read, in its entirety, as follows:

                      FIRST:   The name of the Corporation is:
                               WebFinancial Corporation.

            THIRD:  This  amendment  of the  Certificate  of  Incorporation  was authorized  by the  affirmative  vote of a majority  of the  outstanding  shares entitled  to vote  thereon  pursuant  to  Sections  222  and 242 of the  General
Corporation Law of the State of Delaware.

            FOURTH:  This amendment to the  Certificate of  Incorporation  shall become effective on July 9, 1999.

                                  [END OF TEXT]

            IN WITNESS  WHEREOF,  said  Rose's  Holdings,  Inc.  has caused this
Certificate of Amendment of the Certificate of Incorporation to be signed by its
President and attested to by its Secretary this 8th day of July, 1999.

                                               ROSE'S HOLDINGS, INC.

                                               By: /s/ Warren G. Lichtenstein
                                                   -----------------------------
                                                   Warren G. Lichtenstein
                                                   President

ATTESTED AND ACKNOWLEDGED:

By:  /s/ Jack L. Howard
     -----------------------------
     Jack L. Howard
     Secretary